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                                                                    EXHIBIT 23.1
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                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Employee Stock Option Plan of Systemed Inc. and in the related Prospectus of our report dated February 17, 1995, except for
Note 10, the date for which is March 29, 1995, with respect to the consolidated financial statements and schedules of Systemed Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                         ERNST & YOUNG LLP

Orange County, California
August 15, 1995